STRUCTURED INVESTMENTS                                           MorganStanley
                                                                   Smith Barney

Client Strategy Guide: August 2009 Offerings    Free Writing Prospectus
                                                Dated July 30, 2009
                                                Registration Statement No. 333-156423
                                                Filed Pursuant to Rule 433

                               [GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. August 2009

MorganStanley SmithBarney
Client Strategy Guide: August 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3

Selected Features & Risk Disclosures .... page 4

Structured Investments Spectrum .... page 5

Core Offerings

Six Core Investments Offered Each Month

U.S. Equities	Capital Protected Notes based on the S&P 500® Index (SPX) by Morgan Stanley .... page 6 Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 7 Bull PLUS℠ based on the S&P 500® Index (SPX) by Barclays Bank PLC .... page 8
International Equities	Buffered PLUS℠ based on the iShares® MSCI EAFE Index Fund (EFA) by JPMorgan Chase & Co. .... page 9
Commodities	95% Capital Protected Commodity-Linked Notes based on the Dow Jones-UBS Commodity Index℠ by Morgan Stanley .... page 10
Currencies	Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar by Morgan Stanley .... page 11

Tactical Offerings

Actionable Themes in the Market Place

U.S. Equities	Certificates of Deposit based on the Dow Jones Industrial Average℠ by Wells Fargo Bank, N.A. .... page 12
International Equities	Bull PLUS℠ based a Basket of Asian Exchange Traded Funds (FXI, EWT, EWY, EWH) by Morgan Stanley .... page 13 11% to 15% RevCons℠ based on iShares® MSCI Brazil Index Fund (EWZ) by Eksportfinans ASA .... page 14
Currencies	Currency-Linked Capital Protected Notes based on a “BRIC” Currency Basket vs. the U.S. Dollar by Morgan Stanley .... page 15

Selected Risks & Considerations .... page 16

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. August 2009

                                                               MorganStanley
                                                                    Smith Barney
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Client Strategy Guide: August 2009 Offerings                              Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

     o    For Registered Offerings Issued by Morgan Stanley:
          Morgan Stanley's CIK on the SEC web site is 0000895421

     o    For Registered Offerings Issued by Barclays Bank PLC:
          Barclays Bank PLC's CIK on the SEC web site is 0000312070

     o    For Registered Offerings Issued by Eksportfinans ASA:
          Eksportfinans's CIK on the SEC web site is 0000700978

     o    For Registered Offerings Issued by JPMorgan Chase & Co.:
          JPMorgan's CIK on the SEC web site is 0000019617

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-866-718-1649 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Additional Information for Certificates of Deposit (CDs)

CDs are not SEC registered offerings. For indicative terms and conditions on any Certificate of Deposit, please contact your Morgan Stanley Smith Barney
Financial Advisor or call the toll-free number 1-866-718-1649.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                     August 2009

                                                               MorganStanley
                                                                    Smith Barney
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Client Strategy Guide: August 2009 Offerings                              Page 4
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Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

o  Varying levels of exposure to potential capital appreciation or depreciation
o  Returns based on a defined formula
o  Variety of underlying assets, including equities, commodities, currencies or interest rates
o  Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks & Considerations" section at the end of this brochure, for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due on these securities and therefore investors are subject to the credit risk of the applicable issuer.
The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected
Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured
Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                     August 2009

                                                               MorganStanley
                                                                    Smith Barney
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Client Strategy Guide: August 2009 Offerings                              Page 5
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Structured Investments Spectrum

Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Protect Principal, Enhance Yield, Leverage Performance
and Access.

Protect Principal Investments combine the return of some or all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

>    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some or all principal at maturity.

Enhance Yield Investments seek to potentially generate current income greater than ? that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

>    May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above market interest payments.

Leverage Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

>    May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

>    May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                     August 2009

MorganStanley SmithBarney
Client Strategy Guide: August 2009 Offerings Page 6

Opportunities in U.S. Equities

Protect Principal ○ Capital Protected Notes based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying asset, subject to the maximum payment at maturity
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying index does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited by the maximum payment at maturity

Capital Protected Notes provide investors with exposure to a wide variety of assets and asset classes, including equities, commodities and currencies with limited or no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo yield and some upside in exchange for principal protection. The notes are senior unsecured obligations of Morgan Stanley and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	February 25, 2015 (5.5 Years)
Principal Protection	100% at maturity, subject to issuer's credit risk
Participation Rate	100%
Payment at Maturity	The payment at maturity per $10 stated principal amount will equal: $10 + Supplemental Redemption Amount, if any, subject to the Maximum Payment at Maturity *In no event will the payment at maturity be less than $10 or greater than the Maximum Payment at Maturity.*
Supplemental Redemption Amount	$10 x Index Percent Change x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0 or greater than $5.00 to $6.00 per note, to be determined on the pricing date.
Maximum Payment at Maturity	$16.00 to $17.00 per note (160% to 170% of the stated principal amount), to be determined on the pricing date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. August 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: August 2009 Offerings Page 7

Opportunities in U.S. Equities

Leverage Performance

Buffered PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Leveraged exposure to an underlying asset up to a cap, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity
- ✓ May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the underlying index beyond the buffer amount
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance of the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated and (i) if the closing value of the asset has not declined below the specified buffer amount, an investor will receive the stated principal amount or (ii) if the closing value of the asset is below the buffer amount, an investor will lose 1% for every 1% decline below the specified buffer amount, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	August 29, 2011 (2 Years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value: o $10 + the Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is **less than or equal** to the Initial Index Value but has **decreased** from the Initial Index Value by an amount **less than or equal** to the Buffer Amount of 10%: o $10 • If the Final Index Value is **less than** the Initial Index Value and has **decreased** from the Initial Index Value by an amount **greater than** the Buffer Amount of 10%: o ($10 x the Index Performance Factor) + $1.00 *This amount will be less than the stated principal amount of $10.00. However, under no circumstances will the payment at maturity be less than $1.00 per Buffered PLUS.*
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$12.10 to $12.60 per Buffered PLUS (121% to 126% of the stated principal amount), to be determined on the pricing date
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the stated principal amount)
Index Performance Factor	Final Index Value / Initial Index Value
Issue Price	$10 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. August 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: August 2009 Offerings Page 8

Opportunities in U.S. Equities

Leverage Performance

Bull PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500® Index and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the S&P 500® Index
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Barclays Bank PLC and all payments on the PLUS are subject to the credit risk of Barclays Bank PLC.

Issuer	**Barclays Bank PLC**
Underlying	S&P 500® Index (SPX)
Maturity Date	September 28, 2010 (13 Months)
Leverage Factor	300%
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$11.70 to $12.20 per PLUS (117% to 122% of the stated principal amount), to be determined on the pricing date

Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value:
	  ○ $10 + Leveraged Upside Payment
	In no event will the payment at maturity exceed the Maximum Payment at Maturity.
	• If the Final Index Value is **less than or equal** to the Initial Index Value:
	  ○ $10 x Index Performance Factor
	This amount will be less than or equal to the stated principal amount of $10.

Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

August 2009

MorganStanley SmithBarney

Client Strategy Guide: August 2009 Offerings Page 9

Opportunities in International Equities

Leverage Performance ○ Buffered PLUS[SM] based on the iShares® MSCI EAFE Index Fund (EFA)

Strategy Overview

- ✓ Leveraged exposure to an underlying asset up to a cap, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity
- ✓ May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the underlying index beyond the buffer amount
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing price of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing price of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of JPMorgan Chase & Co., and all payments on the Buffered PLUS are subject to the credit risk of JPMorgan Chase & Co.

Issuer	**JPMorgan Chase & Co.**
Underlying	iShares® MSCI EAFE Index Fund (EFA)
Maturity Date	August 31, 2011 (2 Years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity	• If the Final Share Price is **greater than** the Initial Share Price: ○ $10 + the Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Share Price is **less than or equal** to the Initial Share Price but has **decreased** from the Initial Share Price by an amount **less than or equal** to the Buffer Amount of 10%: ○ $10 • If the Final Share Price is **less than** the Initial Share Price and has **decreased** from the Initial Share Price by an amount **greater than** the Buffer Amount of 10%: ○ ($10 x the Share Performance Factor) + $1.00 *This amount will be less than the stated principal amount of $10.00. However, under no circumstances will the payment at maturity be less than $1.00 per Buffered PLUS.*
Leveraged Upside Payment	$10 x Leverage Factor x Share Percent Increase
Share Percent Increase	(Final Share Price – Initial Share Price) / Initial Share Price
Maximum Payment at Maturity	$12.80 to $13.30 per Buffered PLUS (128% to 133% of the stated principal amount), to be determined on the pricing date
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the stated principal amount)
Share Performance Factor	Final Share Price / Initial Share Price
Issue Price	$10 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. August 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: August 2009 Offerings Page 10

Opportunities in Commodities

Protect Principal ○ 95% Capital Protected Commodity-Linked Notes based on the Dow Jones-UBS Commodity Index[SM]

Strategy Overview	
	✓ 95% principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying commodity index, subject to the maximum payment at maturity ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying commodity index over the investment term, but are concerned about potential loss of principal

Risk Considerations	
	✓ 95% principal protection is available only at maturity and is subject to issuer's credit risk ✓ Will yield no positive return if the underlying commodity index does not appreciate ✓ Exposure concentrated in physical commodities ✓ Does not provide for current income; no interest payments ✓ Appreciation potential is limited to the maximum payment at maturity

95% Capital Protected Commodity-Linked Notes offer investors the opportunity to receive at maturity an amount of cash that may be more or less than the stated principal amount based on the performance of certain commodities or commodity indices. Unlike ordinary debt securities, the notes do not pay interest and provide for a minimum payment amount of only 95% of the principal at maturity. Instead, the payment at maturity will be greater than the $1,000 stated principal amount per note if the final index value is **greater than** the initial index value, subject to a maximum payment amount, and less than the $1,000 stated principal amount per note if the final index value is **less than** the initial index value, subject to the minimum payment amount. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Dow Jones-UBS Commodity Index[SM]
Maturity Date	August 30, 2013 (4 Years)
Principal Protection	95% at maturity, subject to issuer's credit risk
Participation Rate	100%
Payment at Maturity	▪ If the Final Index Value is **greater than** the Initial Index Value, ○ $1,000 + Supplemental Redemption Amount *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* ▪ If the Final Index Value is **less than or equal to** the Initial Index Value, ○ $1,000 x (Final Index Value / Initial Index Value) *This amount will be less than the stated principal amount of $1,000 unless the Final Index Value equals the Initial Index Value. However, under no circumstances will the payment at maturity be less than the Minimum Payment at Maturity of $950 per note.*
Supplemental Redemption Amount	$1,000 x Participation Rate x Commodity Percent Change; *provided* that the Supplemental Redemption Amount will not be less than zero and will not be more than $550 to $600, as determined on the pricing date.
Maximum Payment at Maturity	$1,550 to $1,600 (155% to 160% of the stated principal amount). The Maximum Payment at Maturity will be determined on the pricing date.
Minimum Payment at Maturity	$950 per note (95% of the stated principal amount)
Commodity Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$1,000 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.
August 2009

MorganStanley SmithBarney

Client Strategy Guide: August 2009 Offerings Page 11

Opportunities in Currencies

Protect Principal

Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying basket
- ✓ The return on the notes will be based on the appreciation, if any, of a basket of nine currencies relative to the U.S. dollar
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer's credit risk
- ✓ Will yield no positive return if the underlying basket does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**			
Underlying Basket	The Basket will be composed of 70% equally-weighted developed market currencies and 30% equally-weighted emerging market currencies as follows:			
	70% Developed Market Currencies	**Weighting**	**30% Emerging Market Currencies**	**Weighting**
	Australian dollar ("AUD")	11.6667%	Brazilian real ("BRL")	10.0000%
	British pound ("GBP")	11.6667%	Chinese renminbi ("CNY")	10.0000%
	Canadian dollar ("CAD")	11.6667%	Indian rupee ("INR")	10.0000%
	Eurozone euro ("EUR")	11.6667%		
	Japanese yen ("JPY")	11.6667%		
	Swiss franc ("CHF")	11.6667%		
Maturity Date	February 28, 2013 (3.5 Years)			
Principal Protection	100%, subject to issuer's credit risk			
Participation Rate	120% to 140%, to be determined on the pricing date			
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any)			
Supplemental Redemption Amount	$1,000 x Basket Performance x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.			
Basket Performance	Sum of the currency performance values of each of the basket currencies			
Currency Performance	With respect to AUD, EUR and GBP: (final exchange rate / initial exchange rate) – 1 With respect to BRL, CAD, CHF, CNY, INR and JPY: (initial exchange rate / final exchange rate) – 1 *Under the terms of the note, a **positive** currency performance means the basket currency has **appreciated** relative to the U.S. dollar, while a **negative** currency performance means the basket currency has **depreciated** relative to the U.S. dollar.*			
Currency Performance Value	Currency Performance x Weighting			
Coupon	None			
Listing	The notes will not be listed on any securities exchange.			
Issue Price	$1,000 per note			
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.			

[1]Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

August 2009

MorganStanley SmithBarney

Client Strategy Guide: August 2009 Offerings Page 12

Opportunities in U.S. Equities

Protect Principal ○ Certificates of Deposit based on the Dow Jones Industrial Average[SM]

Strategy Overview	✓ Full principal protection, at maturity, subject to applicable FDIC Insurance limits and the issuer's credit risk ✓ May be appropriate for long-term investors who desire principal protection at maturity with the opportunity to participate in any average appreciation of the Dow Jones Industrial Average
Risk Consideration	✓ Principal protection is available only at maturity and is subject to applicable FDIC insurance limits and issuer's credit risk ✓ Contingent annual coupon is variable and may be zero in some or all periods

This CD provides you with the ability to participate in any average appreciation of the Dow Jones Industrial Average during the term of the CD. If you hold your CDs until stated maturity, you will receive the Deposit Amount of your CDs plus a return based on the average appreciation, if any, of the Index.

Issuer	**Wells Fargo Bank, N.A.**
Underlying	Dow Jones Industrial Average[SM]
Maturity Date	August 31, 2015 (6 Years)
Participation Rate	100%
Payment at Maturity	On the Stated Maturity Date, you will receive the Deposit Amount of your CD plus the Index Interest, if any. The CDs will not earn interest prior to the Stated Maturity Date.
Index Interest	The Index Interest will be equal to the greater of (i) zero and (ii) the product of: • Deposit Amount of the CD; and • $\frac{\text{Average Index Level} - \text{Initial Index Level}}{\text{Initial Index Level}}$
Average Index Level	The Average Index Level will be the arithmetic average of the Closing Levels of the Index on the Valuation Dates.
Valuation Dates	The Valuation Dates will be August 24, 2010, August 24, 2011, August 24, 2012, August 26, 2013, August 25, 2014 and August 24, 2015; provided, however, if such day is not a Trading Day, the scheduled Valuation Date will be postponed until the next succeeding Trading Day. If a Market Disruption Event occurs or is continuing on a scheduled Valuation Date (or, as provided in the preceding sentence, a postponed Valuation Date), such Valuation Date will be postponed to the first succeeding Trading Day on which there is not a Market Disruption Event. If a scheduled Valuation Date has been postponed eight Business Days after an originally scheduled Valuation Date and such eighth Business Day is not a Trading Day, or if a Market Disruption Event occurs or is continuing on such eighth Business Day, the issuer will determine the Closing Level of the Index on such eighth Business Day in accordance with the formula for and method of calculating the Closing Level of the Index last in effect prior to commencement of the Market Disruption Event, using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation or non-Trading Day) on that eighth Trading Day of each security most recently included in the Index.
Issue Price	$1,000 per CD
FDIC Insurance	The Deposit Amount of a CD is insured by the FDIC, subject to applicable FDIC insurance limits. The FDIC takes the position that the Index Interest is generally not covered by its insurance.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. August 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley Smith Barney

Client Strategy Guide: August 2009 Offerings Page 13

Opportunities in International Equities

Leverage Performance

Bull PLUS[SM] based on a Basket of Asian Exchange Traded Funds (FXI, EWT, EWY, EWH)

Strategy Overview

- ✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the basket of ETFs and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the basket of ETFs
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more than, equal to or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**	
Underlying Basket	Exchange Traded Funds	Weighting
	iShares® FTSE / Xinhua China 25 Index Fund (FXI)	25%
	iShares® MSCI South Korea Index Fund (EWY)	25%
	iShares® MSCI Hong Kong Index Fund (EWH)	25%
	iShares® MSCI Taiwan Index Fund (EWT)	25%
Maturity Date	September 28, 2010 (13 Months)	
Leverage Factor	300%	
Basket Percent Increase	(Final Basket Value - Initial Basket Value) / Initial Basket Value	
Maximum Payment at Maturity	$12.40 to $12.90 per PLUS (124% to 129% of the stated principal amount), to be determined on the pricing date	
Payment at Maturity	• If the Final Basket Value is **greater than** the Initial Basket Value: ∘ $10 + ($10 x Leverage Factor x Basket Percent Increase) *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Basket Value is **less than or equal** to the Initial Basket Value: ∘ $10 x Basket Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*	
Basket Performance Factor	Final Basket Value / Initial Basket Value	
Listing	The PLUS will not be listed on any securities exchange.	
Issue Price	$10 per PLUS	
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.	

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

August 2009

MorganStanley SmithBarney

Client Strategy Guide: August 2009 Offerings

Page 14

Opportunities in International Equities

Enhance Yield ○ 11% to 15% RevCons℠ based on iShares® MSCI Brazil Index Fund (EWZ)

Strategy Overview

- ✓ Relatively short-term yield enhancement strategy that offers above-market, fixed monthly coupons in exchange for no appreciation potential on the underlying reference shares and full downside exposure to the underlying shares
- ✓ RevCons offer limited protection against a decline in the price of the underlying reference shares at maturity, but only if the underlying reference shares do not close at or below a predetermined knock-in level **on any trading day** during the investment term
- ✓ Monthly coupon is paid regardless of the underlying reference shares' performance

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the underlying reference shares if the underlying shares close at or below the knock-in level **on any trading day** during the investment term
- ✓ No participation in any appreciation of the underlying reference shares
- ✓ If the underlying reference shares close at or below the specified knock-in level **on any trading day** during the investment term and close below the initial reference level at maturity, the RevCons will redeem for underlying reference shares or the equivalent cash value, which will be less than the initial investment

Reverse convertible notes offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) in return for the risk that the RevCons will redeem for a number of shares (or at the issuer's option, the cash equivalent thereof) of the Reference Share at maturity if the closing price of the Reference Share trades at or below the Knock-In Level on any Trading Day from and including the Trading Day immediately after the Trade Date to and including the Determination Date, and the closing price of the Reference Share on the Determination Date is below the initial price. The value of these shares (or the cash value thereof) will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if the Reference Share never trades at or below the Knock-in Level, the RevCons will return the stated face amount ($1,000.00 per RevCon) at maturity. The coupon is paid regardless of the performance of the Reference Share. RevCons are not principal protected. All payments on the RevCons are subject to the credit risk of Eksportfinans ASA.

Issuer	**Eksportfinans ASA**
Reference Share	iShares® MSCI Brazil Index Fund (EWZ)
Maturity	February 16, 2010 (6 Months)
Monthly Coupon	11% to 15% per annum, payable monthly beginning September 16, 2009. The actual interest rate will be determined on the pricing date.
Redemption Amount	• If the closing price per share of the Reference Share has not been at or below the Knock-In Level on any Trading Day from and including the Trading Day immediately following the Trade Date to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000 (i.e. 100% of the face amount), or • if the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000 (i.e. 100% of the face amount) if the Final Reference Level on the Determination Date is equal to or greater than the Initial Reference Level, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount (or, at our option, the cash value thereof) if the Final Reference Level on the Determination Date is less than the Initial Reference Level.
Determination Date	February 10, 2010
Knock-In Level	75% of the Initial Reference Level
Share Redemption Amount	The stated principal amount divided by the Initial Reference Level, subject to adjustment for corporate events.
Issue Price	$1,000 per RevCons
Listing	The RevCons will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 10, 2009.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. August 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: August 2009 Offerings Page 15

Opportunities in Currencies

Protect Principal ○ Currency-Linked Capital Protected Notes based on a "BRIC" Currency Basket vs. the U.S. Dollar

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying basket
- ✓ The return on the notes will be based on the appreciation, if any, of a basket of four currencies relative to the U.S. dollar
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer's credit risk
- ✓ Will yield no positive return if the underlying basket does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Basket (Equally-Weighted at 25%)	Brazilian real ("BRL")
	Russian ruble ("RUB")
	Indian rupee ("INR")
	Chinese renminbi ("CNY")
Maturity Date	May 31, 2012 (2.75 Years)
Principal Protection	100%, subject to issuer's credit risk
Participation Rate	110% to 130%, to be determined on the pricing date
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any)
Supplemental Redemption Amount	$1,000 x Basket Performance x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.
Basket Performance	Sum of the currency performance values of each of the basket currencies
Currency Performance	With respect to each of the basket currencies: [(initial exchange rate / final exchange rate) – 1] x weighting *Under the terms of the notes, a **positive** currency performance means the basket currency has **appreciated** relative to the U.S. dollar, while a **negative** currency performance means the basket currency has **depreciated** relative to the U.S. dollar.*
Exchange Rate	With respect to each basket currency, the rate for conversion of such basket currency into one U.S. dollar.
Valuation Date	May 21, 2012
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$1,000 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – August 24, 2009.

[1] Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

August 2009

Client Strategy Guide: August 2009 Offerings                             Page 16
--------------------------------------------------------------------------------

Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

ISSUER CREDIT RISK
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as certificates of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any
other governmental agency, nor are they obligations of, or guaranteed by, a bank. The securities described herein are not guaranteed under the Federal
Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

MARKET RISK
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

LIQUIDITY RISK
There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

PAST PERFORMANCE NOT INDICATIVE OF FUTURE RESULTS
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: August 2009 Offerings                             Page 17
--------------------------------------------------------------------------------

CONFLICTS OF INTEREST
The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific
Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or
Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

HEDGING & TRADING ACTIVITY
Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

COMMISSIONS & HEDGING PROFITS
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

WITH RESPECT TO ANY CD OFFERING, YOU CAN ONLY COUNT ON FDIC INSURANCE TO COVER
THE DEPOSIT AMOUNT OF EACH CD AND, IF APPLICABLE, THE MINIMUM INDEX INTEREST.
In the event that FDIC insurance payments become necessary for the equity-linked
CDs prior to the maturity date, the FDIC is only required to pay the principal of the CDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the equity-linked CDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a CD. Except to the extent insured by the FDIC, the CDs are not otherwise insured by any governmental agency or instrumentality or any other person.

MorganStanley SmithBarney

Client Strategy Guide: August 2009 Offerings Page 18

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

Performance Leveraged Upside Securities, PLUS, SPARQS and RevCons are service marks of Morgan Stanley.

"Standard & Poor's®," "S&P®", "S&P 500®", "Select Sector SPDR®" and "S&P GSCI™" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

"Dow Jones" and "Dow Jones Industrial Average℠", are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by Morgan Stanley. The securities based on the Dow Jones Industrials Average, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the securities.

"Dow Jones," "UBS", "Dow Jones–UBS Commodity Index℠", "DJ-UBS℠" and "DJ-UBSCI℠" are service marks of Dow Jones & Company, Inc. and UBS AG, and have been licensed for use for certain purposes by Morgan Stanley. The securities based on the Dow Jones-UBS Commodity Index, are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, and none of Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates makes any representation regarding the advisability of investing in the securities.

iShares® is a service mark of Barclays Global Investors.

Copyright © by Morgan Stanley 2009, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets, Inc., and you should not regard it as a research report. August 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.